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                                  EXHIBIT 23.2

                         CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Watson Pharmaceuticals, Inc. Employees' 401(K) Profit-Sharing Plan of our report dated February 5, 1999, with respect to the consolidated financial statements of TheraTech, Inc. for the year ended December 31, 1998 included in Watson Pharmaceutical, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


/S/ ERNST & YOUNG LLP

Salt Lake City, Utah
June 1, 2000